SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549


                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                    Date of Report - November 17, 1995
                     (Date of earliest event reported)


                              GTE Corporation
           (Exact name of registrant as specified in its charter)


                                 NEW YORK
       (State or other jurisdiction of incorporation or organization)


        1-2755                                     13-1678633
(Commission File Number)               (IRS Employer
Identification No.)












One Stamford Forum
Stamford, Connecticut
06904
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code           203-
965-2000



                               GTE CORPORATION

                                  FORM 8-K

                             ITEM OF INFORMATION

Item 5.  Other Events

The following news release recently issued by GTE Corporation
("GTE") is filed herewith on Form 8-K and, as such, made available to any and all interested parties:



     SUMMARY:    GTE management's expectation is that
            company will achieve not less than 10 percent
            EPS growth per year and six to eight percent revenue growth.

     NORWALK, Conn. -- "It's management's expectation that GTE will achieve not less than 10 percent earnings-per-share growth per year for the foreseeable future," GTE Chairman and Chief
     Executive Officer Charles R. Lee today told a meeting of some 200 financial analysts at the company's Management Development Center. He also said that he "expects to see revenue growth in the six to eight percent range."

       "We've delivered seven straight quarters of 8 percent or better earnings-per-share growth, capped by an 11 percent growth rate for the third quarter of this year," said Lee. "Our financial performance reflects GTE's clear direction and momentum.

       "The reality is, we have to move forward, and fast, in order to stay ahead of two important trends
     -- the bundling of services domestically and the increasing demand for telecommunications services internationally," Lee noted. "That's where we think the industry is going, and that's where we're taking
     GTE."

       Lee Reports on Progress in Achieving Strategic
                           Thrusts

       Strategically, the company has been preparing for this competitive era for a number of years. It has focused its businesses solely on telecommunications and it has set a vision of market leadership in the industry, aggressively pursuing five strategic thrusts: preserve and enhance wireline voice, accelerate wireless, expand data, enter video and pursue international.

       Lee told the analysts that the company has clearly demonstrated strong growth in its core businesses.
     GTE's access line growth is the highest in the industry and, to date, the number of cellular subscribers has grown at an explosive 45 percent a year. "Right now, our combined wireline and wireless services reach more than 35 percent of the U.S. population, or about 90 million people," Lee noted.

       GTE's data business is growing so fast that the company expects its network will carry more data traffic than voice traffic by the end of the decade, Lee said. The company's video network will pass more than 100,000 homes by the end of the year, with video service up and running by the first quarter of 1996, he added.

       Lee said GTE's international activities will play an important part in the company's future success by leveraging existing assets and continuing to explore regional expansion opportunities. GTE expects to double net income from existing international operations over the next five years, he said.

                          About GTE

       One of the largest publicly held
     telecommunications companies in the world, GTE is also the largest U.S.-based local telephone company and a leading cellular-service provider -- with wireline and wireless operations that form a market area covering more than one third of the U.S.
     population. With net income of $2.5 billion and revenues of $20 billion in 1994, GTE also is a leader in government and defense communications systems and equipment, aircraft-passenger telecommunications, directories and telecommunications-based information services and systems.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   GTE
CORPORATION
                                                     (Registrant)



                                            By      Marianne
Drost
                                                    Marianne
Drost
                                                      Secretary


Date:  November 17, 1995